EXHIBIT 1
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                              AMENDED AND RESTATED
                          SUBORDINATED CREDIT AGREEMENT


                                     Between


                        VAALCO ENERGY, INC., as Borrower


                                       And


                          1818 FUND II, L.P., as Agent
                              and the Lenders from
                            time to time party hereto



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                     Dated as of August 23, 2002 originally
                            dated as of June 10, 2002
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                                TABLE OF CONTENTS

                                                                            PAGE
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ARTICLE I         CREDIT TERMS.................................................2
         1.01     Line of Credit Loan..........................................2
         1.02     Interest/Fees................................................3
         1.03     Payments.....................................................4
         1.04     Collateral...................................................4
         1.05     Subordination of Debt........................................5
         1.06     Suspension or Cancellation by Lender.........................5
         1.07     Taxes........................................................6

ARTICLE II        REPRESENTATIONS AND WARRANTIES...............................7
         2.01     Legal Status.................................................7
         2.02     Capitalization...............................................8
         2.03     Authorization and Validity...................................9
         2.04     No Violation.................................................9
         2.05     Litigation...................................................9
         2.06     Correctness of Financial Statement..........................10
         2.07     Income Tax Returns..........................................10
         2.08     No Subordination............................................10
         2.09     Permits, Franchises.........................................10
         2.10     ERISA.......................................................10
         2.11     Other Obligations...........................................10
         2.12     Environmental Matters.......................................11
         2.13     No Consent..................................................11
         2.14     No Liens....................................................11
         2.15     Laws........................................................11
         2.16     Judgments...................................................11
         2.17     Information.................................................12
         2.18     VGEI........................................................12

ARTICLE III       CONDITIONS..................................................12
         3.01     Conditions to Initial Loan..................................12
         3.02     Conditions of All Loans.....................................13
         3.03     Borrower's Certification....................................14
         3.04     Conditions for Lender's Benefit.............................14
         3.05     Conditions to the Initial Tranche B Loan....................14

ARTICLE IV        AFFIRMATIVE COVENANTS.......................................15
         4.01     Punctual Payments...........................................15
         4.02     Accounting Records..........................................15
         4.03     Financial Statements........................................15
         4.04     Compliance..................................................16
         4.05     Insurance...................................................16
         4.06     Facilities..................................................16

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         4.07     Taxes and Other Liabilities.................................17
         4.08     Litigation..................................................17
         4.09     Notice to Lender............................................17
         4.10     Maintenance of Existence....................................17

ARTICLE V         NEGATIVE COVENANTS..........................................17
         5.01     Use of Funds................................................17
         5.02     Other Indebtedness..........................................17
         5.03     Merger, Consolidation, Transfer of Assets...................18
         5.04     Loans, Advances, Investments................................18
         5.05     Dividends, Distributions....................................18
         5.06     Pledge of Assets............................................18
         5.07     Sales and Leasebacks........................................18
         5.08     Nature of Business..........................................18
         5.09     Transactions with Affiliates................................18
         5.10     Fiscal Year.................................................19
         5.11     Project.....................................................19
         5.12     VGEI PSC Interest...........................................19
         5.13     Stockholders Agreement......................................19

ARTICLE VI        EVENTS OF DEFAULT...........................................19
         6.01     Events of Default...........................................19
         6.02     Remedies....................................................20

ARTICLE VII       MISCELLANEOUS...............................................21
         7.01     No Waiver...................................................21
         7.02     Notices.....................................................21
         7.03     Costs, Expenses and Attorneys' Fees.........................22
         7.04     Assignments.................................................22
         7.05     Amendment...................................................24
         7.06     No Third Party Beneficiaries................................25
         7.07     Time........................................................25
         7.08     Severability of Provisions..................................25
         7.09     Counterparts................................................25
         7.10     Further Assurances..........................................25
         7.11     Governing Law...............................................25
         7.12     Savings Clause..............................................27
         7.13     Right of Setoff; Deposit Accounts...........................28
         7.14     Business Purpose............................................28
         7.15     Indemnification.............................................28
         7.16     WAIVER OF JURY TRIAL........................................29
         7.17     NOTICE......................................................29
         7.18     Business Day................................................29
         7.19     Sharing of Setoffs..........................................29

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                                                                            PAGE
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ARTICLE VIII THE AGENT........................................................30
         8.01     Agency......................................................30
         8.02     Successor Agent.............................................31
         8.03     Agent as Lender.............................................32
         8.04     Expenses of Agent...........................................32
         8.05     Independent Credit Analysis by Lenders......................32


APPENDIX A

Defined Terms

EXHIBITS

A.       Note
B.       Warrants
C.       Subordination Agreement
D.       Assignment Agreement
E.       Tax Certificate

SCHEDULES

I        Security Documents
II       Lenders' Commitments
III      Form of Borrower's Certificate


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                              AMENDED AND RESTATED
                          SUBORDINATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT (this "AGREEMENT") is entered into as of August 23, 2002 by and among VAALCO ENERGY, INC., a Delaware corporation ("BORROWER"), and 1818 FUND II, L.P., a Delaware limited partnership, as Agent for itself and each other lender ("AGENT") and the 1818 FUND II, L.P., a Delaware limited partnership, and NISSHO IWAI CORPORATION, a corporation organized under the laws of Japan ("NIC"), as lenders (collectively, with any other lending institution which becomes party hereto pursuant to Section 7.04, the "LENDERS").

                                    RECITALS

         WHEREAS, VAALCO GABON (ETAME), INC. ("VGEI") and International Finance Corporation ("IFC") entered into that certain Loan Agreement dated April 19, 2002 (as amended, supplemented or otherwise modified from time to time, the "IFC LOAN AGREEMENT"), for the purpose of financing the Project (all capitalized terms not defined in the body of this Agreement are defined under Appendix A hereto).

         WHEREAS, as a condition precedent to funding under the IFC Loan Agreement, IFC has required an escrow account (the "SPONSOR ESCROW ACCOUNT") be established pursuant to that certain Escrow Account Agreement between Borrower, IFC and JPMorgan/Chase Bank, London Branch ("ESCROW ACCOUNT BANK") originally dated as of May 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "SPONSOR ESCROW AGREEMENT") in which Borrower maintains certain required balances up to $10,000,000 as security for the obligations of Borrower to IFC under the Guarantee Agreement dated on or about the date of the IFC Loan Agreement between Borrower and IFC.

         WHEREAS, Borrower requested that 1818 Fund II, L.P. (in its capacity as the original lender, the "ORIGINAL LENDER") extend it credit for the purpose of funding the Sponsor Escrow Account and Original Lender agreed to provide such credit to Borrower pursuant to a Subordinated Credit Agreement dated as of June 10, 2002 between Borrower and the Original Lender (the "ORIGINAL CREDIT AGREEMENT");

         WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement, among other things, to allow NIC to become a Lender, to establish an agent for the Lenders hereunder, to provide the Borrower with an additional tranche of loans, and to permit the Borrower to transfer all the equity interests held by it in VGEI to VAALCO INTERNATIONAL, INC., a Delaware corporation and wholly owned subsidiary of the Borrower ("VII");

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders, the Agent and Borrower hereby agree that the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                  CREDIT TERMS

         1.01     LINE OF CREDIT LOAN.

                  (a) TRANCHE A LOANS. Subject to the terms and conditions of this Agreement until January 31, 2003, each Lender hereby agrees severally and not jointly to make one or more loans (each such advance a "TRANCHE A LOAN" and collectively the "TRANCHE A LOANS") to Borrower in an aggregate principal amount not to exceed such Lender's Tranche A Commitment; PROVIDED, HOWEVER, that the maximum aggregate principal amount of all Tranche A Loans outstanding shall not at any time exceed Ten Million Dollars ($10,000,000) (the "AGGREGATE TRANCHE A COMMITMENT"). The proceeds of such Tranche A Loans shall be funded directly into and held in the Sponsor Escrow Account pursuant to the Sponsor Escrow Agreement. After the earlier of (i) Phase One Completion Date and (ii) January 31, 2003, the Lenders shall have no obligation to make any additional Tranche A Loans to Borrower.

                  (b) TRANCHE B LOANS. Subject to the terms and conditions of this Agreement, from April 1, 2003 until April 30, 2003, each Lender hereby agrees severally and not jointly to make one or more loans (each such advance a "TRANCHE B LOAN" and collectively the "TRANCHE B LOANS") to Borrower in an aggregate principal amount not to exceed such Lender's Tranche B Commitment; PROVIDED, HOWEVER, that the maximum aggregate principal amount of all Loans outstanding shall not at any time exceed Three Million Dollars ($3,000,000) (the "AGGREGATE TRANCHE B COMMITMENT"). The proceeds of such Tranche B Loans shall be funded to the order of the Borrower. After April 30, 2003, the Lenders shall have no obligation to make any additional Tranche B Loans to Borrower.

                  (c) Borrower's obligation to repay the Loans shall be evidenced by one or more promissory notes substantially in the form of EXHIBIT A attached hereto (as same may be amended, renewed, assigned in whole or in part, collectively, the "NOTES"), all terms of which are incorporated herein by this reference.

                  (d) REPAYMENT. Principal and interest on the Loans shall be repaid in accordance with the provisions of the applicable Note, the terms of which are incorporated herein by reference.

                  (e) MANDATORY PREPAYMENT. Principal outstanding under the Loans is subject to mandatory prepayment in accordance with provisions of the applicable Note, the terms of which are incorporated herein by reference.

                  (f) LENDER ACCOUNTS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Agent shall maintain accounts in which it

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will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower or any guarantor and each Lender's share thereof. The entries made in the accounts maintained pursuant to this Subsection 1.01(f) shall be prima facie evidence of the existence and amounts of the obligations therein recorded, absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms hereunder .

         1.02     INTEREST/FEES.

                  (a) INTEREST. The outstanding principal balance of the Loans shall bear interest at the rate of interest and on the dates set forth in the Note and this Agreement.

                  (b) ORIGINAL LENDER WARRANTS. On June 10, 2002, in consideration of the commitment of the Original Lender to make the loans contemplated by the Original Credit Agreement, the Borrower issued two Warrants to the Original Lender (each, an "ORIGINAL LENDER WARRANT"). On May 1, 2003, the number of shares of the Borrower's Common Stock subject to each Original Lender Warrant as of such date shall be adjusted by multiplying such number of shares by a fraction, (i) the numerator of which shall be the aggregate principal amount of Loans made to the Borrower by the Original Lender hereunder during the period commencing on June 10, 2002 and ending on April 30, 2003 and (ii) the denominator of which shall be $10,000,000, such amount being the total Commitment of the Original Lender under the Original Credit Agreement.

                  (c) ADDITIONAL WARRANTS. If all principal, interest and other amounts under the Tranche A Loans evidenced by the Note have not been paid in full and each Lender's obligation to make Tranche A Loans has not been terminated on or prior to June 10, 2004 ("ANNIVERSARY DATE"), Borrower shall issue to each Lender with an outstanding Tranche A Loan, a warrant (each, an "ADDITIONAL WARRANT") to purchase its Pro Rata Percentage of the Additional Shares. The "ADDITIONAL SHARES" shall equal that number of shares of Borrower's Common Stock equal to 7,500,000 multiplied by a fraction, the numerator of which shall be the principal amount of all Tranche A Loans outstanding on such Anniversary Date and the denominator of which shall be $10.0 million. The number of Additional Shares or shares subject to each Additional Warrant, as applicable, shall be subject to appropriate adjustment if any of the events described in Sections 5.1, 5.2, 5.3, 5.5 and 5.9 of the warrant attached as EXHIBIT B-1 occurs prior to such Anniversary Date. The exercise price of each Additional Warrant shall be $0.10 per share. Each Additional Warrant shall expire seven years following the date of issuance. Each Additional Warrant shall be substantially identical to the warrant attached as EXHIBIT B-1 (except that the antidilution adjustments will be appropriately modified so as to adjust the number of shares only and the number of shares subject to each Additional Warrant shall be reduced as set forth in Sections 5.1, 5.2, 5.3, 5.5 and 5.9 of the warrant attached as EXHIBIT B-1).

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         1.03     PAYMENTS.

                  (a) Notwithstanding anything to the contrary set forth herein or any Loan Document, Borrower shall make all payments of principal, interest, fees, and any other amount due to Lenders under the Loan Documents in Dollars, in same day funds, to Agent for further credit to the Lenders, care of Brown Brothers Harriman & Co., for credit to account number 9201033231 at JPMorgan Chase & Co. (ABA #0210-00021), for further credit to The 1818 Fund II, L.P. to account number 3592441 (Reference: VAALCO), or at such other bank or account in New York as Agent from time to time designates. Payments must be received in Agent's designated account no later than 1:00 p.m. New York time. Unless the Lender who is to receive funds as set forth herein and as a result of such Lender's consent does not receive such funds, otherwise agrees in writing, all payments of principal or interest made by the Borrower on the Loans shall be allocated ratably between the then outstanding Loans, based on the respective outstanding principal amount of such Loans. The Borrower, the Agent and each Lender agrees to take all such actions as shall be necessary to give effect to such requirement. Each Lender agrees that in computing such Lender's portion of any such payment, the Agent may, in its discretion, round each Lender's percentage of such payment to the next higher or lower whole dollar amount. The Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.

                  (b) The tender or payment of any amount payable under the Loan Documents (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of Borrower to pay in Dollars all amounts payable under the Loan Documents except to the extent that (and as of the date when) Agent actually receives funds in Dollars in the account specified in, or pursuant to, Subsection 1.03(a).

                  (c) Borrower shall indemnify Agent and each Lender against any losses resulting from a payment being received or an order or judgment being given under the Loan Documents in any currency other than Dollars or any place other than the account specified in, or pursuant to, Subsection 1.03(a). Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable Agent and each Lender to receive, after conversion to Dollars at a market rate and transfer to that account, the full amount due to such person under the Loan Documents in Dollars and in the account specified in, or pursuant to, Subsection 1.03(a).

                  (d) Notwithstanding the provisions of Subsection 1.03(a) and Subsection 1.03(b), Agent may require Borrower to pay (or reimburse Agent or any Lender) for any Taxes and other amounts payable under Subsection 1.07(a) in the currency in which they are payable, if other than Dollars.

         1.04     COLLATERAL.

                  (a) As security for the payment or performance, as applicable, of all of Borrower's Obligations, Borrower has granted security interests to Agent, as

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agent, and its successors and assigns pursuant to the security agreements and other documents described on SCHEDULE I hereto and any financing statements filed in connection therewith or as Agent shall require, all in form and substance satisfactory to Agent (collectively the "SECURITY DOCUMENTS").

                  (b) Borrower hereby authorizes Agent to file one or more financing statements, continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted pursuant to the Security Documents by Borrower naming Borrower as debtor and Agent as secured party. Borrower shall reimburse Agent immediately upon demand for all reasonable costs and expenses incurred by Agent in connection with the Loan Documents or any of the foregoing, including without limitation, filing and recording fees and costs of appraisals, audits, title insurance, and attorneys' fees.

         1.05    SUBORDINATION OF DEBT.

                 (a) In connection with the Notes, VGEI is borrowing money from and incurring obligations to IFC (the "IFC INDEBTEDNESS"). The obligation of Borrower to repay the Note and other indebtedness under the Loan Documents and the priority of liens created under the Security Documents are subject to the terms of that certain Subordination Agreement, dated as of June 10, 2002, by and between Borrower, IFC and the Original Lender attached as EXHIBIT C hereto (hereafter, as amended, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT").

         1.06     SUSPENSION OR CANCELLATION BY LENDER.

                  (a) Agent may, by notice to Borrower, suspend the right of Borrower to borrow and/or cancel the undisbursed portion of the Commitment in whole or in part:

                           (i) if any Event of Default has occurred and is continuing; or

                           (ii) if any event or condition has occurred and is continuing which has or can reasonably be expected to have a material adverse effect.

                  (b) Agent may, by notice to Borrower, suspend the right of Borrower to borrow and/or cancel the undisbursed portion of the Tranche A Commitments in whole or in part:

                           (i)      on or after December 31, 2003; or

                           (ii)     on or after the Phase One Completion Date.

                  (c) Agent may, by notice to Borrower, suspend the right of Borrower to borrow and/or cancel the undisbursed portion of the Tranche B Commitments in whole or in part on or after April 30, 2003.

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                  (d)      Upon the giving of any such notice, the right of
Borrower to any further Tranche A Loans or Tranche B Loans, as applicable shall be suspended or canceled, as the case may be. The exercise by Agent of the right of suspension shall not preclude Agent from exercising the right of cancellation, either for the same or any other reason specified in Section 1.06. Upon any cancellation, Borrower shall, subject to Subsection 1.06(f), pay to Agent and each Lender all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation other than principal and interest on the Loans which shall be payable in accordance with the Notes and the applicable provisions hereunder. A suspension shall not limit any other provision of this Agreement.

                  (e) Any portion of the Commitment that is canceled under this Section 1.06 may not be reborrowed.

                  (f) In the case of a partial cancellation of the Commitment pursuant to Subsection 1.06(a), 1.06(b), or 1.06(c) interest on the amount then outstanding of the Loans remains payable as provided in Subsection 1.02(a).

         1.07     TAXES.

                  (a) Borrower shall pay or cause to be paid all Taxes other than taxes, if any, payable on the overall income of any Lender on or in connection with the payment of any and all amounts due under this Agreement that are now or in the future levied or imposed by any Authority of Gabon, the United States of America, or the United Kingdom or by any organization of which Gabon, the United States of America or the United Kingdom is a member or any jurisdiction through or out of which a payment is made.

                  (b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes.

                  (c) If Borrower is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, such deduction and withholding shall be made and the principal or (as the case may be) interest, fees or other amounts due under this Agreement shall be increased to such amount as may be necessary so that each Lender receives the full amount it would have received (taking into account any Taxes payable on amounts payable by Borrower under this subsection) had those payments been made without that deduction.

                  (d) If Section 1.07 applies and Agent so requests, Borrower shall deliver to Agent official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of that request.

                  (e) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that: (i) it shall, no later than the date hereof (or, in the case of a Lender which becomes a party hereto pursuant to Section 7.04 hereof after the date hereof, the date upon which such

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Lender becomes a party hereto) deliver to the Borrower and the Agent: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from, or subject to a reduced rate of, withholding of United States Federal income tax and (B) two accurate, complete and signed originals of the certificate attached hereto as Exhibit E; and (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office for purposes of this Agreement, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Agent the appropriate forms as described in clause (i) above in replacement for, or in addition to, the forms previously delivered by it hereunder.

                  (f) Notwithstanding anything to the contrary set forth herein, with respect to any Lender, the Borrower's obligations under this
Section 1.07 shall be suspended (i) for so long as, and for any period for which such Lender fails to comply with subsection 7.01(e) and (ii) to the extent such obligations relate to Taxes that (x) are withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 1.07, or (y) are imposed as a result of any event occurring after such Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

                  (g) The agreements in this Section 1.07 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to each Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to each Lender subject to this Agreement.

         2.01 LEGAL STATUS. Borrower, VII and VGEI are each corporations, duly organized and existing and in good standing under the laws of the State of Delaware and are qualified or licensed to do business (and are in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower, VII or VGEI.

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         2.02     CAPITALIZATION.

                  (a) The authorized capital stock of Borrower consists solely of 100,000,000 shares of common stock, par value $.10 per share ("COMMON STOCK") and 500,000 shares of preferred stock, par value $25.00 per share ("PREFERRED STOCK"). As of the date hereof: (i) 20,744,569 shares of Common Stock were issued and outstanding, (ii) 10,000 shares of Series A Preferred Stock ("SERIES A PREFERRED STOCK") were issued and outstanding, (iii) 3,495,325 shares of Common Stock were reserved for issuance upon exercise of outstanding options, warrants (excluding the Warrants) and other rights to acquire Common Stock, (iv) 15,000,000 shares of Common Stock were reserved for issuance upon exercise of the Warrants, (v) 5,395 shares of Common Stock were held by the Company in its treasury, and (vi) 27,500,000 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock. The Warrants and the Additional Warrants are duly authorized, and when issued to each Lender after payment therefor, will be validly issued and will be free and clear of all liens. The shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants, when issued in compliance with the terms thereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth above, as of the date hereof, no shares of capital stock or other equity securities of Borrower were issued, reserved for issuance or outstanding, and there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Borrower's capital stock, or (ii) any security which by its terms is convertible or exercisable for shares of Borrower's capital stock, and there are no commitments to issue any of the foregoing. All outstanding shares of Common Stock and Preferred Stock of Borrower are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (b) The authorized capital stock of VGEI consists solely of 1,000 shares of common stock, par value $10.00 per share ("VGEI COMMON STOCK"). As of the date hereof 1,000 shares of VGEI Common Stock were issued and outstanding. As of the date hereof after giving effect to the transactions contemplated by the consent of IFC dated as of the date hereof (the "CONSENT") all of the capital stock of VGEI was owned by VII and no shares of capital stock or other equity securities of VGEI were issued, reserved for issuance or outstanding, and there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of VGEI's capital stock, or (ii) any security which by its terms is convertible or exercisable for shares of VGEI's capital stock, and there are no commitments to issue any of the foregoing. All outstanding shares of VGEI Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (c) The authorized capital stock of VII consists solely of 10,000 shares of common stock, par value $0.001 per share ("VII COMMON STOCK"). As of the date hereof 10,000 shares of VII Common Stock were issued and outstanding. As of the date hereof and after giving effect to the transactions contemplated by the Consent all of the capital stock of VII was owned by Borrower and NIC and other than as set forth in the Stockholders' Agreement, no shares of capital stock or other equity securities of

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VII were issued, reserved for issuance or outstanding, and there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of VII's capital stock, or (ii) any security which by its terms is convertible or exercisable for shares of VII's capital stock, and there are no commitments to issue any of the foregoing. All outstanding shares of VII Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         2.03     AUTHORIZATION AND VALIDITY.

                  (a) This Agreement, the Note, the Security Documents, the Warrants, the Additional Warrants and each contract, instrument and other document required hereby or at any time hereafter delivered to Agent or any Lender in connection herewith (as amended, supplemented, or otherwise modified from time to time, collectively, the "LOAN DOCUMENTS") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or VII, as applicable, enforceable in accordance with their respective terms.

                  (b) The IFC Loan Agreement, and the other Transaction Documents contemplated by the IFC Loan Agreement, have been duly authorized, and upon their execution and delivery in accordance with the provisions of the IFC Loan Agreement will constitute legal, valid and binding agreements and obligations of VGEI or Borrower, as the case may be, enforceable in accordance with their respective terms.

         2.04     NO VIOLATION.

                  (a) The execution, delivery and performance by Borrower or VII of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower or VII, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower or VII is a party or by which Borrower or VII may be bound.

                  (b) The execution, delivery and performance by VGEI, VII or Borrower, as the case may be, of the IFC Loan Agreement and each of the Transaction Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of VGEI, VII or the Borrower or result in any breach of or default under any contract, obligation, indenture or other instrument to which VGEI is a party or by which VII, the Borrower or VGEI may be bound.

         2.05 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower, VII or VGEI other than those disclosed by Borrower to Agent in writing prior to the date hereof.

         2.06 CORRECTNESS OF FINANCIAL STATEMENT. The quarterly consolidated and consolidating balance sheet dated December 31, 2001, prepared by Borrower's chief financial officer (a) are complete and correct and present fairly the consolidated financial condition of Borrower, (b) disclose all liabilities of Borrower and its Subsidiaries that are required to be reflected or reserved against under U.S. generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) were prepared in accordance with U.S. generally accepted accounting principles consistently applied. Since the date of such quarterly financial statement there has been no material adverse change in the consolidated financial condition of Borrower, nor has Borrower or any of its Subsidiaries mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Agent or IFC or as otherwise permitted by the Required Lenders in writing.

         2.07 INCOME TAX RETURNS. All tax returns and reports of Borrower and its Subsidiaries required by law to be filed have been duly filed and all taxes, obligations, fees and other governmental charges upon Borrower and its Subsidiaries, or their properties, or their income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those currently payable without penalty or interest.

         2.08 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower except as provided in the Subordination Agreement.

         2.09 PERMITS, FRANCHISES. Each of Borrower and its Subsidiaries possess, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         2.10 ERISA. Each of Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Neither Borrower nor any of its Subsidiaries has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower or its Subsidiaries (each, a "PLAN"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower or its Subsidiaries; each of Borrower and its Subsidiaries has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under U.S. generally accepted accounting principles.

         2.11 OTHER OBLIGATIONS. Neither Borrower nor any of its Subsidiaries is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         2.12 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower and each of its Subsidiaries is in compliance with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's or its Subsidiaries' operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower or its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Neither Borrower nor any of its Subsidiaries has a material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         2.13     NO CONSENT.

                  (a) Borrower's execution, delivery and performance of each of the Loan Documents, including this Agreement, to which Borrower is a party do not require the consent or approval of any other person or entity which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

                  (b) VGEI's, VII's or Borrower's, as the case may be, execution, delivery and performance of the IFC Loan Agreement and each of the Transaction Documents, to which VGEI, VII or Borrower, as the case may be, is a party do not require the consent or approval of any other person or entity which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

         2.14 NO LIENS. Neither Borrower nor any of its Subsidiaries has any outstanding lien on any of its assets other than liens in connection with the IFC Loan Agreement in favor of IFC and otherwise as arising by operation of law, and no contract or arrangements, conditional or unconditional, exist for the creation by Borrower or any of its Subsidiaries of any lien, except for liens in favor of IFC in connection with the IFC Loan Agreement and Agent pursuant to the Loan Documents.

         2.15 LAWS. To the best of Borrower's knowledge and belief after due inquiry, neither Borrower nor any of its Subsidiaries is in violation of any statute or regulation of any governmental authority.

         2.16 JUDGMENTS. No judgment or order has been issued which has or may reasonably be expected to have a material adverse effect on the financial conditions or operations of Borrower or any of its Subsidiaries.

         2.17 INFORMATION. All information regarding Borrower and its Subsidiaries furnished to Agent or the Lenders prior to or contemporaneously herewith, by or on behalf of Borrower, was and continues to be true and accurate and does not contain any information that is misleading in any material respect nor does it omit any information the omission of which makes the information contained in it misleading in any material respect, and none of the representations and warranties in this Article II omits any matter the omission of which makes any of such representations and warranties misleading.

         2.18     VGEI. The representations and warranties made by VGEI in
Section 4.01 of the IFC Loan Agreement are true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse affect, which representation as so qualified shall be true and correct in all respects).

                                  ARTICLE III

                                   CONDITIONS

         3.01 CONDITIONS TO INITIAL LOAN. The obligation of each Lender to make the initial Loan pursuant to Section 1.01 under this amended and restated agreement is subject to the fulfillment to the Lenders' satisfaction of all of the following conditions:

                  (a) APPROVAL OF LENDER COUNSEL. All legal matters incidental to the extension of credit by such Lender shall be satisfactory to such Lender's counsel.

                  (b) DOCUMENTATION. Each Lender shall have received, in form and substance satisfactory to such Lender, such documents as such Lender may require including, without limitation, this Agreement, the Notes, the Warrants and each of the documents described on SCHEDULE I attached hereto.

                  (c) LENDER APPROVAL AND CLOSING OF SENIOR LOAN. The IFC Loan Agreement, the Transaction Documents and other related documents (as amended, supplemented or otherwise modified from time to time, the "IFC LOAN DOCUMENTS") shall be satisfactory to such Lender in its sole discretion, all conditions precedent under the IFC Loan Documents will following the occurrence of funding hereunder, be satisfied (and not waived except with Lenders' consent). Borrower will deliver to each Lender all documents delivered to IFC upon closing of the IFC Loan Agreement that such Lender specifically requests Borrower to deliver to such Lender.

                  (d) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by each Lender, in the financial condition or business of Borrower and its Subsidiaries, nor any material decline, as determined by each Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower and its Subsidiaries.

                  (e) INSURANCE. Borrower shall have delivered to Agent evidence of insurance coverage on all Borrower's and its Subsidiaries' property, in form, substance, amounts, covering risks and issued by companies satisfactory to Agent, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation.

         3.02 CONDITIONS OF ALL LOANS. The obligation of any Lender to make any Loan, including the initial Loan, on any date is also subject to the conditions that:

                  (a)      no Event of Default has occurred and is continuing;

                  (b) no event of default pursuant to Section 7.02 of the IFC Loan Agreement ("IFC EVENTS OF Default") and no event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an event of default pursuant to Section 7.02 of the IFC Loan Agreement ("IFC POTENTIAL EVENTS OF DEFAULT") has occurred and is continuing;

                  (c) in the case of Tranche A Loans, only the proceeds of such requested Tranche A Loan shall, at such date, be used by Borrower for the sole purpose of funding the Sponsor Escrow Account as a condition precedent to a funding in the same amount by IFC to VGEI under the IFC Loan Agreement within three (3) Business Days thereof;

                  (d) since the date of this Agreement, no event has occurred which (i) has and is continuing to have or (ii) can reasonably be expected to have a material adverse effect on Borrower and its Subsidiaries taken as a whole;

                  (e) since December 31, 2001, Borrower and its Subsidiaries have not incurred any material loss or liability (except such liabilities as may be incurred in accordance with Article V);

                  (f) the representations and warranties made in Article II are true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse affect, which representation as so qualified shall be true and correct in all respects) on and as of such date with the same effect as if those representations and warranties had been made on and as of such date;

                  (g) after giving effect to such Loan, neither Borrower nor its Subsidiaries would be in violation of:

                           (i) its articles of incorporation and bylaws and/or such other constitutive documents, however so called;

                           (ii) any provision contained in any document to which Borrower or any of its Subsidiaries is a party (including this Agreement) or by which Borrower or any of its Subsidiaries is bound; or

                           (iii) any law, rule, regulation, authorization or agreement or other document binding on Borrower or any of its Subsidiaries directly or indirectly limiting or otherwise restricting Borrower's or any of its Subsidiary's borrowing power or authority or its ability to borrow;

                  (h) on and as of such date, Borrower's Long-term Debt to Equity Ratio does not exceed 70:30; and

                  (i) the undisbursed portion of funds available to VGEI under the IFC Loan Agreement are sufficient to finance VGEI's share of costs projected to be incurred up through the Phase One Completion Date.

         3.03 BORROWER'S CERTIFICATION. Each Lender shall not be obligated to make any Loan until Borrower shall have delivered to Agent and each Lender with respect to each request for a Loan:

                  (a) certifications, in the form included in SCHEDULE III signed by an executive officer of Borrower, certifying the conditions specified in Section 3.02 and Section 3.05, as applicable, expressed to be effective as of such date; and

                  (b) such evidence as each Lender may reasonably request of the proposed utilization of the proceeds of the Loan or in the case of Tranche A Loans only, the utilization of the proceeds of the corresponding loan to VGEI under the IFC Loan Agreement.

         3.04     CONDITIONS FOR LENDER'S BENEFIT. The conditions in Section
3.01 through Section 3.03 and Section 3.05 are for the benefit of each Lender and may be waived only by the Required Lenders in their sole discretion in accordance with Section 7.05.

         3.05 CONDITIONS TO THE INITIAL TRANCHE B LOAN. The obligation of each Lender to make the initial Loan pursuant to Section 1.01(b) under this amended and restated agreement is subject to the fulfillment to the Lenders' satisfaction of all of the following conditions:

                  (a) PHASE ONE COMPLETION DATE. The Phase One Completion Date shall have occurred on or prior to March 31, 2003;

                  (b) TRANCHE A LOANS. Each Lender shall have received, payment in full in cash in respect of all amounts outstanding under the Notes in respect of all Tranche A Loans; and

                  (c) RESERVES. The Borrower shall have delivered to the Agent and each Lender a reserve report issued by an independent petroleum engineer or other independent authority satisfactory to the Agent in its sole discretion stating that the proved, developed crude oil reserves in the Etame Field are not less than 60,000,000 barrels.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

         Borrower covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to any Lender or Agent under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall (and shall cause its Subsidiaries, if applicable).

         4.01 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         4.02 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with U.S. generally accepted accounting principles consistently applied, and permit any representative of Agent and each Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower and its Subsidiaries.

         4.03 FINANCIAL STATEMENTS. Borrower will promptly furnish to Agent and each Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower and its Subsidiaries as they may reasonably request, and will furnish to Agent and each Lender:

                  (a) ANNUAL REPORTS -- promptly after becoming available and in any event within 90 days after the close of each fiscal year of Borrower, the audited consolidated and unaudited consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year, the audited consolidated and unaudited consolidating statements of profit and loss of Borrower and its Subsidiaries for such year and the audited consolidated and unaudited consolidating statements of reconciliation of capital accounts of Borrower and its Subsidiaries for such year, setting forth in each case for fiscal years ending after September 30, 2001, in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent public accountants acceptable to Agent which report shall be to the effect that such statements have been prepared in accordance with U.S. generally accepted accounting principles consistently followed throughout the period indicated except for such changes in such principles with which the independent public accountants shall have concurred, showing the calculations confirming Borrower's compliance with all financial covenants; and

                  (b) QUARTERLY REPORTS -- promptly after becoming available and in any event within 45 days after the end of each of the first three quarterly periods in each fiscal year of Borrower, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such period, the consolidated and consolidating statements of profit and loss of Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and the consolidated and consolidating statement of reconciliation of capital accounts of Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, setting forth in each case for fiscal years ending after September 30, 2001, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officer of Borrower to have been prepared in accordance with U.S. generally accepted accounting principles consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustment;

                  (c) AUDIT REPORTS -- promptly upon receipt thereof, one copy of each other report submitted to Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

                  (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with or received by Borrower in connection therewith from any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (e) VGEI REPORTS -- to the extent requested by Agent and each Lender, all reports, documents or other materials required to be delivered or otherwise delivered to IFC pursuant to Section 6.03 of the IFC Loan Agreement.

                  (f) OTHER INFORMATION -- from time to time such other information as Agent or any Lender may reasonably request.

         4.04 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and the business of its Subsidiaries; and comply with the provisions of all documents pursuant to which Borrower and its Subsidiaries organized and/or which govern Borrower's and its Subsidiaries' continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower, its Subsidiaries and/or their business.

         4.05 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Agent, and deliver to Agent from time to time, at Agent's request, schedules setting forth all insurance then in effect.

         4.06 FACILITIES. Keep all properties useful or necessary to Borrower's and its Subsidiaries' business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         4.07 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower or any Subsidiary may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower or any Subsidiary has made provision, to Agent's satisfaction, for eventual payment thereof in the event Borrower or any Subsidiary is obligated to make such payment.

         4.08 LITIGATION. Promptly give notice in writing to Agent of all litigation pending or threatened against Borrower or any Subsidiary with claims in excess of $10,000.00 in the aggregate.

         4.09 NOTICE TO LENDER. Promptly give written notice to Agent and each Lender in reasonable detail of: (a) the occurrence of any Event of Default of which Borrower is aware along with written notices or correspondence regarding same, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any IFC Events of Default or IFC Potential Events of Default along with written notices or correspondence regarding same; (c) any change in the name or the organizational structure of Borrower; and (d) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

         4.10 MAINTENANCE OF EXISTENCE. Each of Borrower and its Subsidiaries shall preserve and maintain in full force and effect their legal existence, and maintain their good standing under the laws of their state or jurisdiction of formation.

                                   ARTICLE V

                               NEGATIVE COVENANTS

         Borrower further covenants that so long as any Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to the Agent or any Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not (and shall cause its Subsidiaries not to, if applicable):

         5.01 USE OF FUNDS. Use the proceeds of the Tranche A Loans for purposes other than to fund the Sponsor Escrow Account pursuant to the IFC Loan Agreement.

         5.02 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any Debt with respect to Borrower and its Subsidiaries except (a) the liabilities of Borrower or a Subsidiary to Agent, a Lender or an Affiliate of a Lender or Agent, (b) the liabilities of VII contemplated by the Stockholders' Agreement in effect on the date hereof,
(c) any other liabilities of Borrower and its Subsidiaries existing as of, and described in the Subordination Agreement, and (d) other Long Term Debt, provided that Borrower's Long Term Debt to Equity Ratio shall not exceed 70:30.

         5.03 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's or any Subsidiary's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's or any Subsidiary's assets except in the ordinary course of its business and except in each case for the transfer of all of the outstanding VGEI Common Stock by the Borrower to VII.

         5.04 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing to, or in, VII or VGEI or to the extent existing as of, and disclosed to Lender prior to June 10, 2002.

         5.05 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's or any Subsidiary's (other than wholly-owned Subsidiaries) stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's or any Subsidiary's (other than wholly-owned Subsidiaries) stock now or hereafter outstanding except as provided in the Warrants; PROVIDED, THAT, each of VGEI and VII may pay dividends or make distributions to its shareholders.

         5.06 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's or any Subsidiary's assets now owned or hereafter acquired, except any of the foregoing in favor of (a) the Agent, or a stockholder of VII, or (b) which is existing as of the date hereof, and described under, the Subordination Agreement.

         5.07 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any person whereby Borrower or any Subsidiary shall sell or transfer any of its property, whether now owned or hereafter acquired, and whereby Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the property is sold or transferred.

         5.08 NATURE OF BUSINESS. Allow any material change to be made in the character of Borrower's or any Subsidiary's business as conducted on June 10, 2002 or in the case of VII, as of the date hereof.

         5.09 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Borrower or any of its Subsidiaries unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to Borrower or its Subsidiary than Borrower or its Subsidiary would obtain in a comparable arm's-length transaction with a person not an affiliate.

         5.10 FISCAL YEAR. Change the fiscal accounting year of Borrower or its Subsidiaries from a calendar year commencing each year on January 1 and ending on the following December 31.

         5.11 PROJECT. Permit VGEI to change in any material way the nature or scope of the Project or change the nature of its present or contemplated business or operations.

         5.12 VGEI PSC INTEREST. Permit VGEI to reduce its working interest under the PSC below 30.35% during the exploration phase and below 28.07% during the production phase.

         5.13 STOCKHOLDERS AGREEMENT. Amend, modify, supplement or waive any provision of the Stockholders' Agreement as in effect on the date hereof, without the express written consent of the Required Lenders, which consent shall be granted in the sole discretion of each such Lender.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         6.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF Default" under this Agreement:

                  (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

                  (b) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections 6.01(a)), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

                  (c) Borrower or any of its Subsidiaries fails to pay any of its Debt (other than as provided under 6.01 (a)) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Debt, and any such failure continues for more than any applicable period of grace or any such Debt becomes prematurely due and payable or is placed on demand, provided such non-payment or non-performance will not be an Event of Default if
(i) such non-payment or non-performance relates to a Debt not exceeding one hundred fifty thousand Dollars ($150,000) and (ii) is being contested by Borrower or such Subsidiary in good faith in a court of competent jurisdiction for reasons other than its inability to make due and punctual payment and for which Borrower or such Subsidiary has set aside adequate reserves.

                  (d) Any of the representations and warranties of Borrower made herein or by the Borrower or a Subsidiary in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate, false or misleading in any material respect on or as of the date made.

                  (e) The filing of a notice of judgment lien against Borrower or any of its Subsidiaries; or the recording of any abstract of judgment against Borrower or any of its Subsidiaries in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any of its Subsidiaries; or the entry of a judgment against Borrower or any of its Subsidiaries. Notwithstanding the foregoing, there shall not be an Event of Default upon the filing of notices of judgment lien, the recording of abstracts of judgment, or the entries of judgment against Borrower or any of its Subsidiaries if the aggregate amount of all such judgments not covered by insurance is less than $1,000,000 and such judgments are released within sixty (60) days of the filing, recording or entry of such judgment.

                  (f) Borrower or any of its Subsidiaries shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any of its Subsidiaries shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any of its Subsidiaries shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any of its Subsidiaries by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

                  (g) The dissolution or liquidation of Borrower or any Subsidiary, or any of its directors or stockholders respectively, shall take action seeking to effect the dissolution or liquidation of Borrower or any Subsidiary.

                  (h)      Any IFC Event of Default.

         6.02 REMEDIES. Upon (a) the occurrence of any Event of Default under subsection 6.01(f) above, all indebtedness including principal and accrued and unpaid interest outstanding under each of the Loan Documents shall become automatically due and payable and (b) upon the occurrence of any other Event of Default, all indebtedness including all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Agent's option and without notice become immediately due and payable; in each case without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower. Upon acceleration of the indebtedness, Lenders and Agent shall have all rights, powers and remedies available under each of the Loan Documents, and accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of any Lender or the Agent may be exercised at any time by any Lender or the Agent and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.01 NO WAIVER. No delay, failure or discontinuance of Agent or any Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Agent or any Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent (i) set forth in such writing, or (ii) such waiver, permit, consent or approval is made in accordance with Section 7.05 below.

         7.02 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         VAALCO ENERGY, INC.
                           4600 Post Oak Place, Suite 309
                           Houston, Texas 77027-0130
                           Attn:  Russell Scheirman
         AGENT:            1818 FUND II, L.P.
                           59 Wall Street
                           New York, New York 10005-2818
                           Attn:  Walter Grist
         LENDERS:          at its address set forth on Schedule II
                           or the applicable Assignment;

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         7.03 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Agent and each Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Agent or such Lender in connection with (a) Agent's costs and expenses related to the negotiation and preparation of this Agreement and the other Loan Documents, Agent's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Agent's or any Lender's rights and/or the collection of any amounts which become due to Agent or any Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or any Lender or any other person) relating to Borrower or any other person or entity.

         7.04     ASSIGNMENTS.

                  (a) Borrower may not assign its rights or obligations hereunder or under the Notes.

                  (b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of EXHIBIT D (an "ASSIGNMENT") and any tax forms required by the Internal Revenue Service or hereunder, if applicable; PROVIDED, HOWEVER, that any such assignment shall be in the amount of at least $1,000,000 and PROVIDED FURTHER, at no time shall there be more than four (4) Lenders. Any such assignment will become effective upon the execution and delivery to Borrower, Agent and all Lenders then party to this Agreement ("EXISTING LENDERS") of the Assignment and such tax forms and, except in the case of an assignment to another Lender or an Affiliate of a Lender, for so long as such Affiliate remains an Affiliate of such Lender, the consent of the Required Lenders. Upon receipt of such executed Assignment, Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Borrower, Agent and each Lender further agree to enter into such modifications, assignments and amendments to the Loan Documents as necessary to provide for multiple Lenders, including, for example, designation of a collateral agent and administrative agent for the Lenders. Upon the effectiveness of any assignment pursuant to this Section 7.04(b), the assignee will become a "Lender" for all purposes of this Agreement and obligated, subject to the terms of this Agreement and the Assignment, to fund up to the full amount of its assigned percentage of the Aggregate Commitment. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Agent will prepare a new SCHEDULE II giving effect to all such assignments effected and restating each Lenders' Commitments, its Pro Rata Percentage and assigned share of Loans then outstanding, and will promptly provide the same to Borrower and each Lender.

                  (c) Existing Lenders may furnish any information concerning Borrower in their possession from time to time to assignees (including prospective assignees); PROVIDED that, such persons agree to maintain such information confidential.

                  (d) Notwithstanding anything in this Section 7.04 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank or any Affiliate of such Lender for so long as such entity remains an Affiliate of Lender. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (e) Notwithstanding any other provisions of this Section 7.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  (f) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.

                  (g) Upon acceptance and recording pursuant to Subsection 7.04(i), from and after the Assignment Date specified in each Assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement.

                  (h) By executing and delivering an Assignment, the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: that it has received a copy of this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment; that such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (i) The Agent shall maintain at one of its offices in the City of New York a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Agent, and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register and any Assignments delivered to the Agent pursuant to this Section shall be available for inspection by the Borrower, and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (i).

         7.05 AMENDMENT. None of this Agreement or any other Loan Document (including any Note) or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (and, in the case of any other Loan Document, any other person whose consent is required thereunder); PROVIDED, HOWEVER, that no such agreement shall: (a) (i) decrease the principal amount of any Loan or decrease the rate of interest on any Loan, (ii) extend the maturity of any Loan, any scheduled principal payment date or date for the payment of any interest on any Loan or any fees by, in each case, a period of more than six months or excuse any such payment or any part thereof, in each case for an aggregate period of more than six months, or (iii) amend or modify the provisions of Sections 1.03(a), 1.04(b), 7.03, or 7.19, in each case without the prior written consent of each Lender affected thereby, (b) change or extend the Commitment of any Lender without the prior written consent of such Lender, (c) amend or modify the provisions of this Section, Sections 1.02(c), 1.06(b), 1.06(c), 3.05, 5.01 or the definition of the term "Required Lenders" or release any guarantors (other than guarantors permitted to be sold or otherwise disposed of by the Borrower pursuant to the Loan Documents), without the prior written consent of each Lender, (d) amend or modify Section 1.01(a), or the definition of the terms "Aggregate Tranche A Commitment", "Pro Rata Percentage", "Tranche A Commitment", and "Tranche A Loans" without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche A Loans and unused Tranche A Commitments, or (e) amend or modify Sections 1.01(b) or 1.02(b), or the definition of the terms "Aggregate Tranche B Commitment", "Tranche B Commitment", "Tranche B Loans" and "Original Lender Warrant" without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Loans and unused Tranche B Commitments; PROVIDED FURTHER that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, hereunder or under any other Loan Document without the prior written consent of the Agent, and (y) no such agreement that by its terms adversely affects the rights of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche A Loans and unused Tranche A Commitments or the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Loans and unused Tranche B Commitments in a manner different from its effect on the other classes of Lenders shall become effective unless approved by a majority in interest of each class of Lenders so adversely affected.

         7.06 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         7.07 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         7.08 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         7.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement. Any signed counterpart shall be deemed delivered by the party signing it if sent to the other parties hereto by electronic facsimile transmission.

         7.10 FURTHER ASSURANCES. Borrower agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent or any Lender may from time to time reasonably request to preserve, protect and perfect the security interests granted pursuant to the Security Documents and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests granted pursuant to the Security Documents and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

         7.11     GOVERNING LAW.

                  (a) This Agreement is governed by and shall be construed in accordance with the laws of the State of New York and applicable U.S. federal law.

                  (b) For the exclusive benefit of Agent and the Lenders, Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Loan Document to which Borrower is a party may be brought by the Agent or a Lender, in its discretion, in the courts of the State of New York, the United States for the Southern District of New York, or England. By the execution of this Agreement, Borrower irrevocably submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Gabon, London, New York and Delaware, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

                  (c) Nothing in this Agreement shall affect the right of the Agent or a Lender to commence legal proceedings or otherwise sue Borrower in Gabon, London, New York, Delaware or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Borrower in any manner authorized by the laws of any such jurisdiction.

                  (d) Borrower hereby irrevocably designates, appoints and empowers the Chief Executive and the Head of the Litigation Group of Bird & Bird located at 90 Fetter Lance, London EC4A 1JP (reference VAAEN.0001), as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Agent or a Lender may bring in the courts of England and CT Corp., as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Agent or a Lender may bring in the courts of the Southern District of New York.

                  (e) As long as this Agreement or any other Loan Document to which Borrower is a party remains in force, Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by Agent or a Lender in the courts of England or in the Southern District of New York with respect to this Agreement or such other Loan Documents. Borrower shall keep Agent and each Lender advised of the identity and location of such agent.

                  (f) Borrower irrevocably waives: (i) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section 7.11; and (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

                  (g) To the extent that Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Agreement or any other Loan Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

                  (h) Borrower also consents generally with respect to any proceedings arising out of or in connection with this Agreement or any other Loan Document to which it is a party to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

                  (i) To the extent that Borrower may, in any suit, action or proceeding brought in any of the courts referred to in Subsection 7.11(b) or a court of

Gabon, London, New York, Delaware or elsewhere arising out of or in connection with this Agreement or any other Loan Document to which Borrower is a party, be entitled to the benefit of any provision of law requiring Agent or a Lender in such suit, action or proceeding to post security for the costs of Borrower, or to post a bond or to take similar action, Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of Gabon, London, New York, Delaware or, as the case may be, the jurisdiction in which such court is located.

                  (j) Borrower also irrevocably consents, if for any reason Borrower's authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York or England, to service of such papers being made out of those courts by mailing copies of the papers by registered air mail, postage prepaid, to Borrower at its address specified pursuant to Section 7.02. In such a case, Agent or the applicable Lender shall also send by facsimile, or have sent by facsimile, a copy of the papers to Borrower.

         7.12 SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that:
(i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Agent for itself or on behalf of a Lender or by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan

Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Agent for itself or on behalf of a Lender or by Lender. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, each of the Agent and each Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to such person's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         7.13 RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Agent and each Lender, acting on its behalf or on behalf of any Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Agent or any Lender shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Agent or any Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities. Borrower hereby grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or any Lender and with any financial institution to secure the payment of all obligations and liabilities of Borrower to Agent and each Lender under the Loan Documents.

         7.14 BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

         7.15 INDEMNIFICATION. Borrower agrees to indemnify Agent and each Lender, each assignee or participant hereunder, each of their affiliates and each of their officers, directors, partners, members, managers, employees, representatives, agents, attorneys, accountants and experts ("INDEMNIFIED PARTIES") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Loans, (ii) the execution, delivery and performance of the Loan Documents and amendments to such documents, (iii) the operations of the business of Borrower,
(iv) the failure of Borrower to comply with the terms of any Loan Documents or this Agreement and amendments to such documents, or with any applicable law, (v) any inaccuracy of any representation or any breach of any warranty of Borrower set forth in any of the Loan Documents and amendments to such documents, (vi) any assertion that any Indemnified

Party was not entitled to receive the proceeds received pursuant to the Loan Documents and amendments to such documents, (vii) the administration of this Agreement, (viii) the custody or preservation of, or the sale of, collection from or other realization upon any of the collateral, (ix) the exercise, enforcement or protection of any of the rights of the Agent or any Lender hereunder, or (x) any other aspect of the Loan Documents and amendments to such documents , including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between Lender or any assignee or participant, or any such party's shareholders against Lender or any assignee or participant or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party.

         7.16 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR A LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

         7.17 NOTICE. THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

         7.18 BUSINESS DAY. Whenever any payment hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

         7.19 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law, or by any other means, obtain payment, voluntary or involuntary, in respect of any Loan, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loan or Loans, as the case may be, of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate unpaid principal amount of all outstanding Loans; PROVIDED, HOWEVER, that if any such participations are purchased pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such participations shall be rescinded to the extent of such recovery and the purchase price restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason of such participation as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                                  ARTICLE VIII

                                    THE AGENT

         8.01     AGENCY.

                  (a) In order to expedite the transactions contemplated by this Agreement, the Agent is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders, each assignee of any such Lender hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or its Subsidiaries pursuant to this Agreement or the other Loan Documents as received by the Agent. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to release any security interest in any collateral, in the event that such collateral, shall be sold, transferred or otherwise disposed of in a transaction permitted hereunder or contemplated by the Subordination Agreement, and to execute any and all documents (including releases) with respect to the collateral and the rights of the secured parties with respect thereto, in each case as contemplated by and in accordance with the provisions of this Agreement, the Subordination Agreement and the other Loan Documents.

                  (b) None of the Agent or any of its respective partners, members, managers, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Person of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agent or any of its respective partners, members, managers, directors, officers, employees or agents shall have any responsibility to the Borrower or any other Person on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  (c) The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         8.02     SUCCESSOR AGENT.

                  (a) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower in writing. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $10,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Sections 1.04(b) and 7.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         8.03     AGENT AS LENDER.

                  (a) With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agent and its Affiliates may hold the capital stock of, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or Affiliate thereof as if it were not an Agent.

         8.04     EXPENSES OF AGENT.

                  (a) Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of, if the Tranche A Loans are outstanding, its Pro Rata Percentage of, and if the Tranche B Loans are outstanding, its pro rata share (based on the amount of its Tranche B Loans and available Tranche B Commitments hereunder) of, any expenses incurred after the date hereof, for the benefit of the Tranche B Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its partners, members, managers, directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its partners, members, managers directors, officers, employees or agents.

         8.05     INDEPENDENT CREDIT ANALYSIS BY LENDERS.

                  (a) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                     VAALCO ENERGY, INC.


                                     By: /s/ Russell Scheirman
                                         -----------------------------------
                                        Name:   Russell Scheirman
                                        Title:  President




                SIGNATURE PAGE-1 TO SUBORDINATED CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                     1818 FUND II, L.P., as Agent

                                     By:  Brown Brothers Harriman & Co.,
                                          its general partner


                                          By: /s/ Walter Grist
                                             ------------------------------
                                             Name:    Walter Grist
                                             Title:   Managing Director


                                     1818 FUND II, L.P., as Lender

                                     By:  Brown Brothers Harriman & Co.,
                                          its general partner


                                          By: /s/ Walter Grist
                                             ------------------------------
                                             Name:    Walter Grist
                                             Title:   Managing Director


                                     NISSHO IWAI CORPORATION, as Lender


                                     By: /s/ Shinichi Teranishi
                                        -----------------------------------
                                        Name:   Shinichi Teranishi
                                        Title:  General Manager,
                                                Energy Project Dept.




                SIGNATURE PAGE-2 TO SUBORDINATED CREDIT AGREEMENT

                                   APPENDIX A

                                  DEFINED TERMS


         GENERAL DEFINITIONS. Wherever used in this Agreement, the following terms have the meanings specified or referred to below:

         "ADDITIONAL SHARES" has the meaning specified in Subsection 1.02(c).

         "ADDITIONAL WARRANT" has the meaning specified in Subsection 1.02(c).

         "AFFILIATE" means, in respect of any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person;

         "AGENT" has the meaning specified in the preamble;

         "AGGREGATE COMMITMENT" means, collectively, the Aggregate Tranche A Commitments and the Aggregate Tranche B Commitments;

         "AGGREGATE TRANCHE A COMMITMENT" has the meaning set forth in Subsection 1.01(a).

         "AGGREGATE TRANCHE B COMMITMENT" has the meaning set forth in Subsection 1.01(b).

         "AGREEMENT " has the meaning set forth in the introductory paragraph hereto.

         "ASSIGNMENT" has the meaning specified in Subsection 7.04(b).

         "AUTHORITY" means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any entity, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank).

         "BANKRUPTCY CODE" has the meaning specified in Subsection 6.01(f).

         "BUSINESS DAY" means a day when banks are open for business in New York, New York.

         "BORROWER" has the meaning set forth in the introductory paragraph hereto.

         "COMMITMENT" means with respect to each Lender, collectively the amount set forth on SCHEDULE II as such Lender's Tranche A Commitment, and such Lender's Tranche B Commitment, in each case as in effect from time to time.


                                  APPENDIX A-1

         "COMMON STOCK" has the meaning specified in Subsection 2.02(a).

         "CONSENT" has the meaning specified in Subsection 2.02(b).

         "CONTROL" means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of fifty-one per cent (51%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and "Controlling" and "Controlled" have corresponding meanings;

         "CURRENT LIABILITIES" means, with respect to Borrower and/or its Subsidiaries, as applicable, the aggregate of all liabilities of Borrower falling due on demand or within one year (including the portion of Long-term Debt falling due within one year);

         "DEBT" means, with respect to Borrower and/or its Subsidiaries, as applicable, the aggregate of all obligations (whether actual or contingent) of such Person, to pay or repay money including, without limitation: (i) all Indebtedness for Borrowed Money; (ii) the aggregate amount then outstanding of all liabilities of any party to the extent such Person guarantees them or otherwise directly or indirectly obligates itself to pay them; (iii) all liabilities of such Person (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including, without limitation, by way of discount or factoring of book debts or receivables; and
(iv) all liabilities of such Person (actual or contingent) under its Articles of Incorporation or Bylaws, any resolution of its shareholders, or any agreement or other document binding on such Person to redeem any of its shares.

         "DERIVATIVE TRANSACTION" means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices.

         "DISBURSEMENT" has the meaning ascribed to such term in the IFC Loan Agreement.

         "DOLLARS" and "$" means the lawful currency of the United States of America.

         "ERISA" has the meaning specified in Section 2.10.

         "ESCROW ACCOUNT BANK" has the meaning set forth in the recitals hereto.

         "ETAME FIELD" means the area 45 kilometers offshore of the southern coast of Gabon identified as the "Delimited Area" (Zone Delimitee) in the PSC, which contains hydrocarbon accumulations, in relation to which the EEA has been granted by GOG.

         "EVENT OF DEFAULT" has the meaning specified in Section 6.01.


                                  APPENDIX A-2

         "EEA" means the Exclusive Exploitation Authorization granted to Borrower with respect to the Etame Field through an edict by the Minister in charge of Hydrocarbons of Gabon on July 17, 2001, for a term of at least ten
(10) years.

         "EXISTING LENDERS" has the meaning specified in Subsection 7.04(b).

         "GABON" means the Republic of Gabon.

         "GOG" means the government of the Republic of Gabon.

         "IFC" has the meaning set forth in the recitals hereto.

         "IFC INDEBTEDNESS" has the meaning specified in Section 1.05.

         "IFC LOAN AGREEMENT" has the meaning set forth in the recitals hereto.

         "IFC EVENTS OF DEFAULT" has the meaning specified in Subsection
3.02(b).

         "IFC POTENTIAL EVENTS OF DEFAULT" has the meaning specified in Subsection 3.02(b).

         "IFC LOAN DOCUMENTS" has the meaning specified in Subsection 3.01(c).

         "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to Borrower and/or its Subsidiaries, as applicable, all obligations of such Person to repay money including, without limitation, with respect to: (i) borrowed money; (ii) the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by such Person; (iii) any credit to such Person from a supplier of goods or services under any installment purchase or other similar arrangement with respect to goods or services (except trade accounts that are payable in the ordinary course of business and included in Current Liabilities);
(iv) non-contingent obligations of such Person to reimburse any other person or entity with respect to amounts paid by such Person to that person or entity under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the benefit of such Person with respect to trade accounts that are payable in the ordinary course of business and included in Current Liabilities); (v) amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under U.S. generally accepted accounting principles applied on a consistent basis including, without limitation, under leases or similar arrangements entered into primarily as a means of financing the acquisition of the asset leased; (vi) the amount of such Person's obligations, as the case may be, pursuant to Derivative Transactions which consist of swap, collar and cap agreements entered into in connection with other Debt of such Person or VGEI, respectively, provided that for the avoidance of double counting and for so long as any such swap, collar or cap agreement is in effect, that Debt will be included in Indebtedness for Borrowed Money pursuant to the terms of the relevant Derivative Transaction and not the terms of the agreement providing for that Debt when


                                  APPENDIX A-3
it was incurred; and (vii) any premium payable on a mandatory redemption or replacement of any of the foregoing obligations.

         "INDEMNIFIED PARTIES" has the meaning specified in Section 7.15.

         "INDEMNITY MATTERS" means any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such person (including, without limitation, expenses and fees of counsel and of any experts and agents) whether caused by the sole or concurrent negligence of such person seeking indemnification.

         "LENDERS" has the meaning set forth in the preamble.

         "LOANS" mean, collectively the outstanding Tranche A Loans and the Tranche B Loans.

         "LOAN DOCUMENTS" has the meaning specified in Subsection 2.03(a).

         "LONG TERM DEBT" means, with respect to Borrower, that part of the Debt of Borrower the final maturity of which, by its terms or the terms of any agreement relating to it, falls due more than one year after the date of its incurrence.

         "LONG-TERM DEBT TO EQUITY RATIO" means, at any calculation date, with respect to Borrower, the result obtained by dividing Borrower's Long-term Debt by Borrower's Shareholder Equity.

         "MAXIMUM RATE" has the meaning specified in Section 7.12.

         "NOTE" has the meaning specified in Subsection 1.01(c).

         "OBLIGATIONS" means, collectively, (a) the due and punctual payment by the Borrower or VII, as applicable, of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Agent or a Lender or any other Person under the Loan Documents and (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Borrower or VII, as applicable, monetary or otherwise, under or pursuant to the Loan Documents.


                                  APPENDIX A-4

         "ORIGINAL CREDIT AGREEMENT" has the meaning specified in the preamble.

         "ORIGINAL LENDER WARRANT" has the meaning specified in Subsection 1.02(b).

         "PERSON" means any natural person, corporation, partnership, company, or other entity, whether acting in an individual, fiduciary or other capacity.

         "PHASE ONE COMPLETION DATE" has the meaning ascribed to such term in the IFC Loan Agreement as in effect on the date hereof.

         "PLAN" has the meaning specified in Section 2.10.

         "PREFERRED STOCK" has the meaning specified in Subsection 2.02(a).

         "PSC" means the Exploration and Production Sharing Contract dated as of July 7, 1995, between the Republic of Gabon, represented by the Minister of Mines, Energy and Petroleum, and Borrower and PanAfrican Gabon (under its former name VAALCO Energy (Gabon), Inc.), collectively as the Contractor, as amended October __, 2001.

         "PROJECT" means that certain project consisting of the development of the Etame Field in the Etame Marin block, 45 km offshore of the southern coast of Gabon and involving the re-entering and completing of three existing wells, the drilling and completing of up to three additional wells and installing of flowlines to connect the wells to a registered floating production storage and offloading tanker facility and its mooring system capable of processing up to 30,000 barrels per day and storing up to 1.1 million barrels of oil.

         "PRO RATA PERCENTAGE" of any Lender at any time shall mean the percentage of the Aggregate Tranche A Commitment represented by such Lender's Tranche A Commitment. In the event the Tranche A Commitments shall have been terminated, the Pro Rata Percentages of the Lenders shall be determined by reference to the Tranche A Loans outstanding (giving effect to any assignments pursuant to Section 7.04).

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans and unused Commitments representing a majority of the sum of all Loans outstanding and unused Commitments.

         "REGISTER" shall have the meaning specified in Subsection 7.04(i).

         "SECURITY DOCUMENTS" has the meaning specified in Section 1.04.

         "SERIES A PREFERRED STOCK" has the meaning specified in Subsection 2.02(a).


                                  APPENDIX A-5

         "SHAREHOLDERS' EQUITY" means, with respect to Borrower, the aggregate of: (i) the amount paid up on the share capital of Borrower; and (ii) the amount standing to the credit of the reserves of Borrower (including, without limitation, any share premium account, capital redemption reserve funds and any credit balance on the accumulated profit and loss account); after deducting from that aggregate (A) any debit balance on the profit and loss account or impairment of the issued share capital of Borrower (except to the extent that deduction with respect to that debit balance or impairment has already been made), (B) amounts set aside for dividends or taxation (including deferred taxation), and (C) amounts attributable to capitalized items such as goodwill, trademarks, deferred charges, licenses, patents and other intangible assets.

         "SPONSOR ESCROW ACCOUNT" has the meaning set forth in the recitals hereto.

         "SPONSOR ESCROW AGREEMENT" has the meaning set forth in the recitals hereto.

         "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of August 23, 2002 by and among VII, Borrower and NIC, as amended, supplemented or otherwise modified from time to time.

         "SUBORDINATION AGREEMENT" has the meaning specified in Section 1.05.

         "SUBSIDIARY" means (a) any corporation in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding securities having voting power to elect a majority of the directors of such corporation; and (b) any partnership, association, joint venture, or other entity in which Borrower, directly or indirectly, has more than a fifty percent (50%) equity interest at the time.

         "TAXES" means any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority.

         "TRANCHE A COMMITMENT" means with respect to each Lender, the amount set forth on SCHEDULE II as such Lender's Tranche A Commitment, as in effect from time to time.

         "TRANCHE A LOAN" has the meaning specified in Subsection 1.01(a).

         "TRANCHE B COMMITMENT" means with respect to each Lender, the amount set forth on SCHEDULE II as such Lender's Tranche B Commitment, as in effect from time to time.

         "TRANCHE B LOAN" has the meaning specified in Subsection 1.01(b)

         "TRANSACTION DOCUMENTS" has the meaning ascribed to such term in the IFC Loan Agreement, as the same may be, amended, supplemented or otherwise modified from time to time.

         "VGEI" has the meaning set forth in the recitals hereto.


                                  APPENDIX A-6

         "VGEI COMMON STOCK" has the meaning specified in Subsection 2.02(b).

         "VII" has the meaning set forth in the recitals.

         "VII COMMON STOCK" has the meaning specified in Subsection 2.02(c).

         "WARRANTS" means the warrants exercisable for Common Stock issued by the Borrower to the Lenders, dated, in the case of warrants issued to 1818 Fund L.P., as of June 10, 2002, and in the case of warrants issued to NIC, as of the date hereof, as such warrants may be amended, supplemented or otherwise modified from time to time.




                                  APPENDIX A-7

                                   SCHEDULE I


         Unless otherwise stated, all documents are of even date herewith.

         1. "Subordination Agreement" by and between Borrower, IFC, VII and Lenders.

         2. "Subordinated Pledge of Shares Agreement" by and between Borrower, VII and Agent.

         3. "Charge Over Deposit Agreement" by and between Borrower and Agent and any notices required thereby or delivered thereto.




                                  SCHEDULE I-1

                                   SCHEDULE II

                              LENDERS' COMMITMENTS


TRANCHE A COMMITMENT
--------------------

                              Contact Person, and
       Lender                  Address for Notice                 Pro Rata Percentage         Commitment
       ------                  ------------------                 -------------------         ----------
1818 Fund II, L.P.             59 Wall Street                              70%                $7,000,000
                               New York, NY  10005-2818
                               Attn: Walter Grist
Nissho Iwai Corporation        3-1 Daiba 2-chome                           30%                $3,000,000
                               Minato-ku, Tokyo
                               135-8655 Japan
                               Attn: Shinichi Teranishi,
                                     General Manager
                                     Energy Project Department


TRANCHE B COMMITMENT
--------------------

                              Contact Person, and
       Lender                  Address for Notice                 Pro Rata Percentage         Commitment
       ------                  ------------------                 -------------------         ----------
1818 Fund II, L.P.             59 Wall Street                              N/A                $3,000,000
                               New York, NY 10005-2818
                               Attn: Walter Grist




                                  SCHEDULE II-1

                                  SCHEDULE III

                         FORM OF BORROWER'S CERTIFICATE

                             [Borrower's Letterhead]

                                                                          [Date]

1818 Fund II, L.P., as Agent
59 Wall Street
New York, New York  10005-2818
Attention:  Walter Grist

[Each Lender]

Gentlemen:

         1. Please refer to the Amended and Restated Subordinated Credit Agreement (the "LOAN AGREEMENT") dated ___________, ___, between VAALCO Energy, Inc. (the "BORROWER"), 1818 Fund II, L.P. ("AGENT") and the lenders from time to time party thereto. Terms defined in the Loan Agreement have their defined meanings whenever used in this certificate.

         2. The Borrower irrevocably requests the disbursement of a Tranche [__] Loan on ____________, ____ (or as soon as practicable thereafter) of the amount of ____________ (____________) in accordance with the provisions of Section 3.03 of the Loan Agreement. You are requested to pay such amount to [the Escrow Account Bank, Account No. ____________ at [Name and Address of Bank] in London, England.](1) [____________________](2)

         3.       Borrower certifies as follows:

                  (a)      no Event of Default has occurred and is continuing;

                  (b) no event of default pursuant to Section 7.02 of the IFC Loan Agreement and no event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an event of default pursuant to Section 7.02 of the IFC Loan Agreement has occurred and is continuing;

                  (c) the proceeds of the Loan are at the date of this certificate needed by the Borrower to [fund the Sponsor Escrow Account as a condition precedent to a funding in the same amount to VGEI under the IFC Loan Agreement to be made within

------------------

(1)    Tranche A Loans only.

(2)    Tranche B Loans only.


                                 SCHEDULE III-1
three (3) Business Days after this Loan for the purpose of financing costs associated with the Project];(1) [____________________](2)

                  (d) since the date of the Loan Agreement nothing has occurred which (i) has and is continuing to have, or (ii) can reasonably be expected to have a material adverse effect on Borrower and its Subsidiaries taken as a whole;

                  (e) since December 31, 2001, the Borrower and its Subsidiaries have not incurred any material loss or liability (except such liabilities as may be incurred by the Borrower or any of its Subsidiaries in accordance with Article V);

                  (f) the representations and warranties made in Article II are true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse affect, which representation as so qualified shall be true and correct in all respects) on and as of such date with the same effect as if those representations and warranties had been made on and as of such date;

                  (g) after giving effect to the Loan, neither the Borrower nor any of its Subsidiaries will be in violation of:

                           (i) its articles of incorporation and bylaws and/or such other constitutive documents, howsoever called;

                           (ii) any provision contained in any document to which Borrower or any of its Subsidiaries is a party (including the Loan Agreement) or by which Borrower or any of its Subsidiaries is bound; or

                           (iii) any law, rule, regulation, authorization or agreement or other document binding on the Borrower or any of its Subsidiaries directly or indirectly, limiting or otherwise restricting the Borrower`s or any of its Subsidiaries' borrowing power or authority or its ability to borrow;

                  (h) on and as of the date of this certificate, Borrower's Long-term Debt to Equity Ratio does not exceed 70:30; [and]

                  (i) the undisbursed portion of funds available to VGEI under the IFC Loan Agreement are sufficient to finance VGEI's share of costs projected to be incurred up through the Phase One Completion Date;

                  [(j)     the Phase One Completion Date occurred on or prior to
March 31, 2003;

                  (k) the Tranche A Loans have been repaid in full in cash on or prior to April 1, 2003; and

                  (l) the Borrower has delivered to the Agent and each Lender a reserve report issued by an independent petroleum engineer or other independent


                                 SCHEDULE III-2
authority satisfactory to the Agent in its sole discretion stating that the Etame Field [contains] at least 60,000,000 barrels of proven developed oil reserves.(3)

         The above certifications are effective as of the date hereof and shall continue to be effective as of the date of the Loan. If any of these certifications is no longer valid as of or prior to the date of the Loan, the Borrower undertakes to immediately notify Agent and each Lender.

                                   Yours truly,

                                   VAALCO ENERGY, INC.


                                   By:
                                      -------------------------------------
                                      Authorized Representative



--------------------
(3)      Tranche B Loans only.


                                 SCHEDULE III-3

                                    EXHIBIT A

                                      NOTE


$__,000,000.00                                                 June 10, 2002 (1)


         FOR VALUE RECEIVED, the undersigned VAALCO ENERGY, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of _____________________________________________ or its permitted assigns
("LENDER") at its office at ________________________________________, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of _________________ ($__,000,000.00), or such lesser amount advanced by Lender to Borrower under the terms of the Credit Agreement (as defined below), and to pay interest on the outstanding principal amount thereof and such other amounts owed to the Lender from time to time as set forth herein or in the Loan Documents. This Note is issued in connection with that certain Subordinated Credit Agreement between 1818 Fund II, L.P., as Lender and Borrower of even date herewith (as amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), and is secured as provided therein by the Security Documents. All capitalized terms not otherwise defined herein are defined in the Credit Agreement.

PROCEDURE FOR BORROWINGS:

         (a) Each advance of principal hereunder shall be made upon Borrower's irrevocable written notice delivered to Agent and Lender (each a "BORROWING NOTICE"); which notice must be received by Lender prior to 9:00 a.m. (Central time) ten (10) days prior to the date of the requested advance except Agent and as consented to by Lender.

         (b) Each Borrowing Notice shall specify (i) the amount of principal to be advanced, which shall be in an aggregate minimum amount of $2,000,000 or any multiple integrals of $100,000 in excess thereof; PROVIDED, HOWEVER, that if the outstanding Tranche A Commitment or Tranche B Commitment, as applicable, is less than said amount, the minimum principal amount to be advanced shall equal the balance of the unused Tranche A Commitment or Tranche B Commitment, as applicable; (ii) whether the amount to be advanced is to be a Tranche A Loan or a Tranche B Loan and (iii) the requested date principal is to be advanced which shall be a Business Day. Any amounts repaid under this Note may not be reborrowed.



-----------------------
(1)    Notes issued to Original Lender only.


                                   EXHIBIT A-1

INTEREST:

         Borrower agrees to pay interest to the Agent at the address listed in the Credit Agreement on the unpaid principal outstanding under this Note and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at a rate equal to (i) ten percent (10%) per annum, compounded annually, from the period beginning on the date hereof and ending on the earlier of nine (9) months from the First Sale of Production (as defined in the Senior Loan Documents as in effect on the date hereof) and eighteen (18) months following the date hereof and (ii) fourteen percent (14%) per annum, compounded annually for the period beginning on the date next succeeding the period referred to in clause (i) and ending when the full principal amount hereof and accrued interest hereon have been paid in full. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable in respect of the Tranche A Loans, in a single payment on the "TRANCHE A MATURITY DATE" as hereinbelow defined and in respect of the Tranche B Loans, in a single payment on the "TRANCHE B MATURITY DATE" as hereinbelow defined.

         Notwithstanding the foregoing provisions of this Section, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment of principal or interest was due to the date of actual payment, at the then current rate of interest plus 2.0% per annum, and, upon and during the continuance of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the then current rate of interest plus 2.0% per annum.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT OF TRANCHE A LOANS. To the extent not sooner paid, the unpaid principal balance of the Tranche A Loans outstanding under this Note, together with all accrued but unpaid interest on such Tranche A Loans and outstanding expenses hereunder and under the Loan Documents shall be due and payable on the earliest of (i) the Phase One Completion Date, (ii) March 31, 2005; and (iii) the date that all principal and accrued and unpaid interest shall become due and payable pursuant to Article VI of the Credit Agreement (the "TRANCHE A MATURITY DATE").

         (b) REPAYMENT OF TRANCHE B LOANS. To the extent not sooner paid, the unpaid principal balance of the Tranche B Loans evidenced by this Note, together with all accrued but unpaid interest on such Tranche B Loans and outstanding expenses hereunder and under the Loan Documents shall be due and payable on the earliest of (i) the first anniversary of the date the initial Tranche B Loan is made to the Borrower and (ii) the date that all principal and accrued and unpaid interest shall become due and payable pursuant to Article VI of the Credit Agreement (the "TRANCHE B MATURITY DATE").


                                   EXHIBIT A-2

         (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

         (d) PREPAYMENT. Borrower may prepay this Note plus accrued and unpaid interest hereon provided that all terms in the Credit Agreement and herein are complied with, at any time upon one day prior notice and in the minimum amount of One Hundred Thousand Dollars ($100,000); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note plus accrued and unpaid interest hereon is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

         (e) MANDATORY PREPAYMENT. In the event that IFC has not made a Disbursement pursuant to the IFC Loan Agreement in an amount equal to or greater than a Tranche A Loan made hereunder within three (3) Business Days of the funding of such Tranche A Loan pursuant to Section 1.01(a) of the Credit Agreement, Borrower shall immediately notify Agent and Lender and shall repay such loan plus interest accruing thereon to Agent for the benefit of Lender upon three Business Days written demand from Lender. Further, (i) Borrower shall prepay all outstanding Tranche A Loans on a pro rata basis, in amounts equal to any amounts released by IFC under the Sponsor Escrow Account other than the amounts described under the first sentence of this subsection (e) and (ii) Borrower shall prepay all outstanding Loans on a pro rata basis with (x) the net proceeds of any debt or issuance of securities received by Borrower in excess of Thirteen Million Dollars ($13,000,000), and (y) to the extent not prohibited under the IFC Loan Agreement (as in effect on the date hereof) or the Stockholders' Agreement, ninety percent (90%) of the Free Cash Flow from the Project. For purposes of this subsection (e), "FREE CASH FLOW" shall mean cash flow from the Project net of amounts required to maintain the PSC in full force and effect. All amounts prepaid shall first be applied to accrued and unpaid interest and then to outstanding principal.

EVENTS OF DEFAULT:

         (a) EVENTS OF DEFAULT. The occurrence of an Event of Default under the Credit Agreement shall constitute an "EVENT OF DEFAULT" under this Note.

         (b) REMEDIES. Upon the occurrence of any Event of Default, the Agent and the Lender shall be entitled to such remedies as set forth in the Credit Agreement.

MISCELLANEOUS:

         (a)      GOVERNING LAW.

                  (i) This Note is governed by and shall be construed in accordance with the laws of the State of New York and applicable Federal Law.


                                   EXHIBIT A-3

                  (ii) For the exclusive benefit of the Agent and the Lender, Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Note or any other Loan Document to which Borrower is a party may be brought by the Agent or the Lender, in its sole discretion, in the courts of the State of New York, the United States for the Southern District of New York, or England. By the execution of this Note, Borrower irrevocably submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Gabon, London, New York and Delaware, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

                  (iii) Nothing in this Note shall affect the right of Lender to commence legal proceedings or otherwise sue Borrower in Gabon, London, New York, Delaware or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Borrower in any manner authorized by the laws of any such jurisdiction.

                  (iv) Borrower hereby irrevocably designates, appoints and empowers the Chief Executive and the Head of the Litigation Group of Bird & Bird located at 90 Fetter Lance, London EC4A 1JP (reference VAAEN.0001), as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Lender may bring in the courts of England and CT Corp., as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Agent or Lender may bring in the courts of the Southern District of New York.

                  (v) As long as this Note or any other Loan Document to which Borrower is a party remains in force, Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by Agent or Lender in the courts of England or in the Southern District of New York with respect to this Note or such other Loan Documents. Borrower shall keep Agent and Lender advised of the identity and location of such agent.

                  (vi) Borrower irrevocably waives: (x) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and (y) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

                  (vii) To the extent that Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Note or any other Loan Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, Borrower irrevocably


                                   EXHIBIT A-4
agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

                  (viii) Borrower also consents generally with respect to any proceedings arising out of or in connection with this Note or any other Loan Document to which it is a party to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

                  (ix) To the extent that Borrower may, in any suit, action or proceeding brought in any of the courts referred to in Subsection (ii) or a court of Gabon, London, New York, Delaware or elsewhere arising out of or in connection with this Note or any other Loan Document to which Borrower is a party, be entitled to the benefit of any provision of law requiring Agent or Lender in such suit, action or proceeding to post security for the costs of Borrower, or to post a bond or to take similar action, Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of Gabon, London, New York, Delaware or, as the case may be, the jurisdiction in which such court is located.

                  (x) Borrower also irrevocably consents, if for any reason Borrower's authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York or England, to service of such papers being made out of those courts by mailing copies of the papers by registered air mail, postage prepaid, to Borrower at its address specified pursuant to Section 7.02 of the Credit Agreement. In such a case, Agent or Lender shall also send by facsimile, or have sent by facsimile, a copy of the papers to Borrower.

         (b) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, the Credit Agreement, or in any other Loan Document, in no event shall this Note or any Loan Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Loan Document, or in any communication by Agent or Lender or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Loan Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Agent for the benefit of Lender or Lender,


                                   EXHIBIT A-5
notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Loan Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Loan Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Loan Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Loan Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Loan Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Agent for the benefit of Lender or Lender. The terms of this paragraph shall be deemed to be incorporated into each Loan Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Agent and Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to such Person's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (c) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Agent and Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Agent or Lender shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Agent or Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities. Borrower hereby grants to Agent and Lender a security interest in all deposits and accounts maintained with Agent or Lender and with any financial institution to secure the payment of all obligations and liabilities of Borrower to Agent or Lender under this Note.

         (d) SUBORDINATION. Payment of this Note is subject to the terms of the Subordination Agreement.

         (e) [RENEWAL;] ASSIGNMENT. [This note is in renewal and modification but not discharge or novation of that promissory note dated June 10, 2002, from


                                   EXHIBIT A-6

Borrower to 1818 Fund II, L.P. in the original principal amount of $10,000,000.](2) Lender may assign this Note pursuant to the terms of the Credit Agreement. Borrower may not assign its rights or obligations under this Note without the prior consent of Agent and Lender.

         (f) AMENDMENT. This Note may be amended or modified only in writing signed by Borrower, Agent and Lender.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         [The remainder of this page intentionally blank. Signature page to follow.]




--------------------
(2)    Include in Note issued to Original Lender only.


                                   EXHIBIT A-7

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                                      VAALCO ENERGY, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:





                                   EXHIBIT A-8

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT


         ASSIGNMENT AGREEMENT ("AGREEMENT") dated as of ____________, 200__ between: _______________________ (the "ASSIGNOR") and (the "ASSIGNEE").

                                    RECITALS

         A. The Assignor is a party to the Amended and Restated Credit Agreement dated as of ___________, 2002 (as amended, modified or otherwise supplemented and in effect from time to time, the "CREDIT AGREEMENT") among VAALCO Energy, Inc., a Delaware corporation (the "BORROWER"), 1818 Fund II, L.P., a Delaware limited partnership, as Agent (the "AGENT"), and each of lenders that is or becomes a party thereto as provided in Section 7.04 of the Credit Agreement (individually, together with its successors and assigns, a "LENDER", and collectively, together with their successors and assigns, the "LENDERS").

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all] [a portion] of the Assignor's [Tranche A] [Tranche B] Commitment and outstanding Loans, all on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         Section 1.02 OTHER DEFINITIONS. As used herein, the following terms have the following respective meanings:

         "ASSIGNED INTEREST" shall mean [all] [stated percentage] of Assignor's (in its capacity as a "LENDER") [Tranche A] [Tranche B] Commitment including its pro rata rights and obligations under the Credit Agreement and the other Security Documents and the obligation to make [Tranche A] [Tranche B] Loans and any right to receive payments for the [Tranche A] [Tranche B] Loans outstanding under the Credit Agreement equal to the percentage share of the Aggregate [Tranche A] [Tranche B] Commitment specified on SCHEDULE I hereto for Assignee, plus the interest and fees which will accrue from and after the Assignment Date.


                                   EXHIBIT D-1

         "ASSIGNMENT DATE" shall mean                         , 200__.

                                   ARTICLE II

                               SALE AND ASSIGNMENT

         Section 2.01 SALE AND ASSIGNMENT. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

         Section 2.02 ASSUMPTION OF OBLIGATIONS. The Assignee agrees with the Assignor (for the express benefit of the Assignor and Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Security Documents in respect of the Assigned Interest.

         Section 2.03 CONSENT BY AGENT AND REQUIRED LENDERS. By executing this Agreement as provided below, in accordance with Section 7.04(b) of the Credit Agreement, each of the Agent and the Required Lenders hereby acknowledge notice of the transactions contemplated by this Agreement and consent to such transactions.

                                   ARTICLE III

                                    PAYMENTS

         Section 3.01 PAYMENTS. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Assignee's outstanding Loans to the extent assigned to such transferee as set forth on SCHEDULE I hereto. An amount equal to all accrued and unpaid interest and fees attributable to the Assigned Interest shall be paid to the Assignor as provided in Section 3.02(i) and (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in United States Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         Section 3.02 ALLOCATION OF PAYMENTS. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned


                                   EXHIBIT D-2

Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) Borrower and Agent are instructed to allocate payments due under the Credit Agreement pro rata between Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

         Section 3.03 DELIVERY OF NOTES. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 7.04 of the Credit Agreement, (i) deliver to the Borrower (or its counsel) the Note(s) held by the Assignor and (ii) notify Borrower to execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, in respective principal amounts equal to the respective Commitments of the Assignor (if any) and the Assignee as set forth on SCHEDULE I hereto after giving effect to the sale, assignment and transfer contemplated hereby.

         Section 3.04 FURTHER ASSURANCES. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.01 CONDITIONS PRECEDENT. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                  (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                  (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

                  (c) the acknowledgment and consent by the Agent and Required Lenders contemplated by Section 2.03 hereof.


                                   EXHIBIT D-3

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Section 5.01 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee as follows:

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any provision of any law or regulation of any Authority applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and

                  (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all liens, claims, participations or other charges of any nature whatsoever.

         Section 5.02 DISCLAIMER. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by the Agent or any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Note(s) or any other document referred to or provided for therein or for any failure by Borrower or any other person (other than Assignor) to perform any of its obligations thereunder prior hereto or for the existence, value, perfection or priority of any collateral security or the financial or other condition of Borrower or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any other Security Documents or any extension of credit thereunder.

         Section 5.03 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee represents and warrants to the Assignor as follows:


                                   EXHIBIT D-4

                  (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any provision of any law or regulation of any Authority applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and

                  (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         Section 6.02 AMENDMENT, MODIFICATION OR WAIVER. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent and the Required Lenders.

         Section 6.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and Existing Lenders and Borrower, and the Assignee agrees that the Agent and the Existing Lenders and Borrower are entitled to rely upon such representations and warranties.


                                   EXHIBIT D-5

         Section 6.04 ASSIGNMENTS. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         Section 6.05 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 6.08 EXPENSES. To the extent not paid by Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.


                                     ASSIGNOR:
                                     --------


                                     --------------------------------------

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------


                                     Address for Notices:

                                     --------------------------------------
                                     --------------------------------------
                                     --------------------------------------
                                     Telephone No.:
                                                   ------------------------
                                     Attention:
                                               ----------------------------


                                   EXHIBIT D-6

                                     ASSIGNEE:
                                     --------

                                     --------------------------------------

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------


                                     Address for Notices:

                                     --------------------------------------
                                     --------------------------------------
                                     --------------------------------------
                                     Telephone No.:
                                                   ------------------------
                                     Attention:
                                               ----------------------------


ACKNOWLEDGED AND CONSENTED TO:

[Agent, if applicable]

-------------------------------------


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

             [Required Lenders, if applicable]



                                   EXHIBIT D-7

                                   SCHEDULE I

                             TO ASSIGNMENT AGREEMENT


                                          Assignor                Assignee
                                      Retained Interest      (Assigned Interest)
                                      -----------------      -------------------
a.  Tranche A Commitment                  $                       $
                                           ----------              ----------
b.  Tranche A Loans Outstanding           $                       $
                                           ----------              ----------
c.  Tranche B Commitment                  $                       $
                                           ----------              ----------
d.  Tranche B Loans Outstanding           $                       $
                                           ----------              ----------



                                   EXHIBIT D-8

                                    EXHIBIT E

                                     FORM OF
                         U.S. TAX COMPLIANCE CERTIFICATE

         Reference is made to the Amended and Restated Subordinated Credit Agreement (the "CREDIT AGREEMENT"; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), dated as of ________ __, 2002, among VAALCO ENERGY, INC. (the "BORROWER"), the financial institutions from time to time parties thereto (the "LENDERS"), and 1818 Fund II, L.P., as agent (in such capacity, the "AGENT") for the Lenders.

         The undersigned hereby certifies to the Agent and to the Borrower that:

         (1) The undersigned is the beneficial owner of the Note registered in its name;

         (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"));

         (3) The undersigned is not a "10-percent shareholder" (as such term is used in Section 881(c)(3)(B) of the Code);

         (4) The income from the Note held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

         (5) The undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Borrower;

         (6) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this clause (6), the "UNITED STATES"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

         (7) The undersigned is not a natural person.


                                   EXHIBIT E-1

         We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8 BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Borrower in writing within thirty days of such change and (b) the undersigned shall furnish the Borrower a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower to the undersigned, or in either of the two calendar years preceding such payment.


                                      [NAME OF LENDER]


                                      By:
                                         ----------------------------------
                                         Title:

                                      [ADDRESS]


Dated: ______________ __, 200_.



                                   EXHIBIT E-2